UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

SOUTHWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No)

608 South Main Street, Stillwater, Oklahoma 74074

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (405) 372-2230

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 7.01 Regulation FD Disclosure.

On September 27, 2012, the Board of Directors of Southwest Bancorp, Inc. (NASDAQ Global Select Market-OKSB, OKSBP) (the “Company”) elected Mark W. Funke as a member of the Board beginning on October 1, 2012. Mr. Funke also took office as President and Chief Executive Officer of the Company and its bank subsidiaries (the “Banks”), Stillwater National Bank and Trust Company and Bank of Kansas on October 1, 2012.

On September 27, 2012, Rick Green resigned as a Director and President and Chief Executive Officer of the Company and the Banks and became President Emeritus of the Company and the Banks as of October 1, 2012. Mr. Green intends to retire on December 31, 2012.

The Company, Mr. Funke, and Mr. Green previously disclosed their respective intentions to take the actions described above.

Lastly, on September 27, 2012, Robert B. Rodgers gave notice of his resignation as Chairman of the Boards of Directors of the Company and the Banks, effective December 31, 2012. Mr. Rodgers will continue to serve as a Director of the Company and Stillwater National Bank and Trust Company after that date. Mark Funke, President and Chief Executive Officer, stated, “We thank Bob Rodgers for his twelve years of dedicated service and guidance as Chairman through both strong and difficult economic conditions. Bob will have provided a bright future for the Company and the Banks when he turns over his Chairman roles at the end of the year.

Southwest Bancorp, Inc. offers commercial and consumer lending, deposit, and investment services, specialized cash management, and other financial services from offices in Oklahoma, Texas, and Kansas, and on the Internet through SNB DirectBanker®. At June 30, 2012 the Company had total assets of $2.3 billion, deposits of $1.8 billion, and shareholders’ equity of $314.6 million.

Caution About Forward-Looking Statements

The Company makes forward-looking statements in this Form 8-K that are subject to risks and uncertainties. Southwest intends these statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements of Southwest’s goals, intentions, and expectations.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, the Company’s past growth and performance do not necessarily indicate the Company’s future results. For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read the “Risk Factors” contained in the Company’s ‘reports to the Securities and Exchange Commission.

These forward-looking statements speak only as of the date on which the statements were made. The Company does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2012, the Board of Directors of Southwest Bancorp, Inc. adopted resolutions to change the registered agent to be Mark W. Funke, and to restate its Certificate of Incorporation to reflect that change. A copy of the Amended and Restated Certificate of Incorporation is provided in Exhibit 5.1 hereto, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits. Exhibit 5.1. Amended and Restated Certificate of Incorporation.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST BANCORP, INC.

By:	/s/ Mark W. Funke
Mark W. Funke
President and Chief
Executive Officer

Dated: October 2, 2012